Exhibit 32

Certification of Interim Chief Executive Officer and Chief Financial Officer
under Section 906 of the Sarbanes-Oxley Act of 2002

        I hereby certify that the Annual Report on Form 10-K of O’Sullivan Industries Holdings, Inc. for the fiscal year ended June 30, 2005 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in such annual report fairly presents, in all material respects, the financial condition and results of operations of O’Sullivan Industries Holdings, Inc.

Date: April 7, 2006	/s/ Rick A. Walters
Rick A. Walters Interim Chief Executive Officer, Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to O’Sullivan Industries Holdings, Inc. and will be retained by O’Sullivan Industries Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.